Exhibit 21.1

SUBSIDIARIES OF CYPRESS SEMICONDUCTOR CORPORATION

Name	Jurisdiction of Incorporation
AgigA Tech, Inc.	United States Of America
AgigA Tech (Mauritius) LLC Mauritius	United States Of America
Cypress Semiconductor Corporation	United States Of America
CY Holding One LLC	United States Of America
CY Holding Two LLC	United States Of America
Cyland Corporation	Philippines
Cypress Manufacturing, Ltd.	Cayman Islands
Cypress Semiconductor (Luxembourg) Sarl	Luxembourg
Cypress Semiconductor (Mauritius) LLC	Mauritius
Cypress Semiconductor (Minnesota) Inc.	United States Of America
Cypress Semiconductor (Scandinavia) AB	Sweden
Cypress Semiconductor (Switzerland) Sarl	Switzerland
Cypress Semiconductor (Texas) Inc.	United States Of America
Cypress Semiconductor (Thailand) Co., Ltd.	Thailand
Cypress Semiconductor (UK) Limited	United Kingdom
Cypress Semiconductor Canada	Canada
Cypress Semiconductor Corporation (Belgium)	Belgium
Cypress Semiconductor GmbH	Germany
Cypress Semiconductor Holding One LLC	United States Of America
Cypress Semiconductor Holding Two LLC	United States Of America
Cypress Semiconductor International (Hong Kong) Limited	Hong Kong
Cypress Semiconductor International Sales B.V.	Netherlands
Cypress Semiconductor Intl Inc.	United States Of America
Cypress Semiconductor Ireland	Ireland
Cypress Semiconductor Italia S.r.l.	Italy
Cypress Semiconductor K.K. Japan	Japan
Cypress Semiconductor Korea Ltd.	Korea
Cypress Semiconductor Phil. Headquarters Ltd.	Cayman Islands
Cypress Semiconductor Procurement LLC	United States Of America
Cypress Semiconductor Round Rock, Inc.	United States Of America
Cypress Semiconductor SARL	France
Cypress Semiconductor Singapore Pte. Ltd	Singapore
Cypress Semiconductor Taiwan	Taiwan
Cypress Semiconductor Tech. India Ltd.	India
Cypress Semiconductor Technology (Shanghai) Co., Ltd.	China
Cypress Semiconductor Technology Ltd.	Cayman Islands
Cypress Semiconductor World Trade Corp.	Cayman Islands
CypressEnvirosystems Inc.	United States Of America
Cypress Venture Fund I, L.L.C.	United States Of America
Cypress Semiconductor Holding Two LLC	United States Of America
Deca Technologies Inc.	United States Of America
In-System Design, Inc.	United States Of America
Simtek Corporation	United States Of America
Silicon Magnetic Systems, Inc.	United States Of America
Weida Semiconductor Limited	Hong Kong